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                                                                    EXHIBIT 10.6
                                                                    ------------

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter referred to as this "AGREEMENT"), is entered into this 29th day of December, 2000, by and between The Home Savings and Loan Company of Youngstown, Ohio, a savings and loan association incorporated under Ohio Law (hereinafter referred to as the "COMPANY"), and David G. Lodge, an individual (hereinafter referred to as the "EMPLOYEE");

                                   WITNESSETH:

         WHEREAS, as a result of the skill, knowledge and experience of the EMPLOYEE, the Board of Directors of the COMPANY desires to retain the services of the EMPLOYEE as the President and Chief Operating Officer of the COMPANY;

         WHEREAS, the EMPLOYEE desires to serve as the President and Chief Operating Officer of the COMPANY; and

         WHEREAS, the EMPLOYEE and the COMPANY desire to enter into this AGREEMENT to set forth the terms and conditions of the employment relationship between the COMPANY and the EMPLOYEE;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the COMPANY and the EMPLOYEE hereby agree as follows:

1.       EMPLOYMENT AND TERM.

         (a) TERM. Upon the terms and subject to the conditions of this AGREEMENT, the COMPANY hereby employs the EMPLOYEE, and the EMPLOYEE hereby accepts employment, as the President and Chief Operating Officer of the COMPANY. The term of this AGREEMENT shall commence on January 1, 2001, and shall end on December 31, 2003, unless extended by the COMPANY, with the consent of the EMPLOYEE, as provided in subsection (b) of this Section 1 (hereinafter referred to, together with such extensions, as the "TERM").

         (b) EXTENSION. On or before each anniversary of the date of this AGREEMENT, the Board of Directors of the COMPANY shall review this AGREEMENT and, upon approval by the Board of Directors, shall extend the term of this AGREEMENT for a one-year period beyond the then effective expiration date. Any such extension shall be subject to the written consent of the EMPLOYEE. The Board of directors shall document its reasons for extending the term of this AGREEMENT in the minutes of the meeting at which such action is taken.


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2.       DUTIES OF THE EMPLOYEE.

         (a) General Duties and Responsibilities. The EMPLOYEE shall serve as the President and Chief Operating Officer of the COMPANY. Subject to the direction of the Board of Directors of the COMPANY shall perform all duties and shall have all powers which are commonly incident to the office of President and Chief Operating Officer or which, consistent therewith, are delegated to him by the Board of Directors.

         (b) Devotion of Entire Time to the Business of the COMPANY. The EMPLOYEE shall devote his entire productive time, ability and attention during normal business hours throughout the TERM to the faithful performance of his duties under this AGREEMENT. The EMPLOYEE shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization other than the COMPANY, United Community Financial Corp. (hereinafter referred to as the "HOLDING COMPANY"), the sole shareholder of the COMPANY, or any subsidiary of the COMPANY or the HOLDING COMPANY without the prior written consent of the Board of directors of the COMPANY; provided, however, that the EMPLOYEE shall not be precluded from (i) vacations and other leave time in accordance with Section 3 (d) below, (ii) reasonable participation in community, civic, charitable or similar organizations, (iii) reasonable participation in industry-related activities, including, but not limited to, attending state and national trade association meetings and serving as an officer, director or trustee of a state or national trade association or Federal Home Loan Bank, (iv) serving as an officer or director of the HOLDING COMPANY or any subsidiary of the COMPANY or the HOLDING COMPANY and receiving a salary, director's fees or other compensation or benefits, as appropriate, or (v) pursuing personal investments which do not interfere or conflict with the performance of the EMPLOYEE's duties to the COMPANY.

3.       COMPENSATION.

          (a) TOTAL COMPENSATION. The EMPLOYEE shall receive during the TERM total compensation established by the Compensation Committee of the Board of Directors. In making its determination, the Compensation Committee shall consider the average total compensation for the President and Chief Operating Officer of a peer group of companies. The companies comprising the peer group shall be selected by Deloitte & Touche LLP or another third party consultant acceptable to the EMPLOYEE and the Compensation Committee of the Board of Directors of the COMPANY. The selection of the peer group shall take into account the asset size and performance ratios of the COMPANY, and such other factors as the consultant considers appropriate under the circumstances. It is the intent of the COMPANY that the EMPLOYEE'S total compensation shall include the following components: (1) a base salary, payable in installments not less often than monthly; (2) cash incentive compensation, payable not less often than annually; and (3) long term incentive compensation. The percentage of total compensation derived from each of the three components described in the preceding

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sentence shall be comparable to the peer group average. Until the COMPANY has implemented a compensation program which includes the three components described above, the EMPLOYEE shall receive an annual salary of not less than $210,000.00, payable in equal installments not less often than monthly, and cash incentive compensation payable not less often than annually.

         (b) ANNUAL REVIEW. On or before December 31st of each year, commencing in 2001, the total compensation of the EMPLOYEE shall be reviewed by the Board of Directors of the COMPANY and shall be set at an amount not less than $210,000.00, based upon the EMPLOYEE'S individual performance and such other factors as the Board of Directors may deem appropriate (hereinafter referred to as the "ANNUAL REVIEW"). The results of the ANNUAL REVIEW shall be reflected in the minutes of the Board of Directors of the COMPANY.

         (c) EMPLOYEE BENEFIT PROGRAMS. During the TERM, the EMPLOYEE shall be entitled to participate in all formally established employee benefit, bonus, insurance, profit sharing plans, stock benefit plans and similar programs (hereinafter collectively referred to as "BENEFIT PLANS"), in accordance with the terms and conditions of such BENEFIT PLANS that are maintained by the COMPANY or the HOLDING COMPANY from time to time and all employee benefit plans or programs hereafter adopted in writing by the Board of Directors of the COMPANY or the HOLDING COMPANY for which senior management personnel of the COMPANY are eligible. Notwithstanding any statement to the contrary contained elsewhere in this AGREEMENT, the COMPANY may at any time discontinue or terminate any BENEFIT PLAN now existing or hereafter adopted, to the extent permitted by the terms of such BENEFIT PLAN, and shall not be required to compensate the EMPLOYEE for such discontinuance or termination to the extent such discontinuance or termination pertains to all employees of the COMPANY who are eligible participants at the time.

         (d) VACATION AND SICK LEAVE. The EMPLOYEE shall be entitled, without loss of pay, to be absent voluntarily from the performance of his duties under this AGREEMENT, in accordance with the policies periodically established by the Board of Directors of the COMPANY for senior management officials of the COMPANY. The EMPLOYEE shall be entitled to annual sick leave as established by the Board of Directors of the COMPANY for senior management officials of the COMPANY.

         (e) EXPENSES. The COMPANY shall pay or reimburse the EMPLOYEE for reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this AGREEMENT, including participation in industry-related activities.

4.       Termination of Employment.

         (a) General. The employment of the EMPLOYEE shall terminate at any time during the TERM (i) at the option of the COMPANY, upon the delivery by the COMPANY of written notice of termination to the EMPLOYEE, or (ii) at the option of

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the EMPLOYEE, upon delivery by the EMPLOYEE of written notice of termination to the COMPANY if the present capacity or circumstances in which the EMPLOYEE is employed are materially adversely changed (including, but not limited to, a material reduction in responsibilities or authority or the assignment of duties or responsibilities substantially inconsistent with those normally associated with the EMPLOYEE'S position described in Section 2 (a) of this AGREEMENT, change of title or removal as a director of the COMPANY or the HOLDING COMPANY, the requirement that the EMPLOYEE regularly perform his principal executive functions more than thirty-five (35) miles from his primary office as of the date of this AGREEMENT or the EMPLOYEE'S benefits provided under this AGREEMENT are reduced, unless the benefit reductions are part of a Company-wide reduction. The following subsections (A), (B) and (C) of this Section 4 (a) shall govern the obligations of the COMPANY to the EMPLOYEE upon the occurrence of the events described in such subparagraphs:

         (A) TERMINATION FOR CAUSE. In the event that the COMPANY terminates the employment of the EMPLOYEE during the TERM because of the EMPLOYEE'S personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule or regulation (other than traffic violations or other minor offenses), or final cease-and desist order or material breach of any provision of this AGREEMENT (hereinafter collectively referred to as "CAUSE"), the EMPLOYEE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination.

         (B) TERMINATION IN CONNECTION WITH CHANGE OF CONTROL. In the event that the employment of the EMPLOYEE is terminated by COMPANY in connection with a CHANGE OF CONTROL (hereinafter defined) for any reason other than CAUSE or is terminated by the EMPLOYEE as provided in Section 4 (a) (ii) above, then the following shall occur:

                  (I) The COMPANY shall promptly pay to the EMPLOYEE or to his beneficiaries, dependents or estate an amount equal to the product of 2.99 multiplied by the EMPLOYEE'S "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (hereinafter collectively referred to as "SECTION 280G";

                  (II) The EMPLOYEE, his dependents, beneficiaries and estate shall continue to be covered at the COMPANY'S expense under all health, life, disability and other benefit plans of the COMPANY, as described in Section 3 (c) of this AGREEMENT, in which the EMPLOYEE was a participant prior to the effective date of the termination of his employment as if the EMPLOYEE were still employed under this AGREEMENT until the earlier of the expiration of the TERM or the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee; and

         (III) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise,

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nor shall any amounts received from other employment or otherwise by the
EMPLOYEE offset in any manner the obligations of the COMPANY hereunder, except as specifically stated in subparagraph (II) above.

         (C) TERMINATION NOT IN CONNECTION WITH CHANGE OF CONTROL. In the event that the employment of the EMPLOYEE is terminated before expiration of the TERM for any reason other than death, termination for CAUSE or termination in connection with a CHANGE OF CONTROL, then the following shall occur:

                  (I) The COMPANY shall be obligated to continue to pay on at least a monthly basis, until the expiration of the TERM, to the EMPLOYEE, his designated beneficiaries or his estate, the total compensation in effect at the time of termination pursuant to Section 3 above, plus a cash bonus equal to the cash bonus, if any, paid to the EMPLOYEE in the twelve month period prior to the termination of employment.

                  (II) The COMPANY shall continue to provide to the EMPLOYEE, at the COMPANY'S expense, health, life, disability and other benefits, as described in Section 3(C) of this AGREEMENT, substantially equal to those being provided to the EMPLOYEE at the date of termination of his employment until the earliest to occur expiration of the TERM or the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee; and

                  (III) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the COMPANY hereunder, except as specifically stated in subparagraph II above.

         (b) DEATH OF THE EMPLOYEE. The TERM shall automatically expire upon the death of the EMPLOYEE. In such event, the EMPLOYEE'S estate shall be entitled to receive the compensation due the EMPLOYEE through the last day of the calendar month in which the death occurred, except as otherwise specified herein.

         (c) "GOLDEN PARACHUTE" PROVISION. In the event that any payments pursuant to this Section 4 would result in the imposition of a penalty tax pursuant to SECTION 280G, such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding such limits. Any payments made to the EMPLOYEE pursuant to this AGREEMENT are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

         (d) DEFINITION OF "CHANGE OF CONTROL". A "CHANGE OF CONTROL" shall mean any one of the following events:

         (i) the acquisition of ownership or power to vote more than 25% of the voting stock of the COMPANY or the HOLDING COMPANY;

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         (ii) the acquisition of the ability to control the election of a majority of the directors of COMPANY or the HOLDING COMPANY

         (iii) during any period of three or less consecutive years individuals who at the beginning of such period constitute the Board of Directors of the COMPANY or the HOLDING COMPANY cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of the COMPANY or the HOLDING COMPANY was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of the COMPANY or the HOLDING COMPANY;

         (iv) the acquisition by any person or entity of "conclusive control" of the COMPANY within the meaning of 12 C.F.R. Section 574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. section 574.4(b) that has not been rebutted in accordance with 12 C.F.R. Section 574.4(c); or

         (v)      an event that would be required to be reported in response to
                  Item 1 (a) of Form 8-K or Item 6 (e) of Schedule 14A pursuant to the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "EXCHANGE ACT"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the EXCHANGE ACT.

For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association or other organization, but does not include the EMPLOYEE and any person or persons with whom the EMPLOYEE is "acting in concert" within the meaning of 12C.F.R. Part 574.

                  For purposes of this AGREEMENT, an event shall be deemed to have occurred "in connection with a CHANGE OF CONTROL" if such event occurs within one year before or after a CHANGE OF CONTROL.

                  (e) TERMINATION BY EMPLOYEE. If the EMPLOYEE terminates this AGREEMENT without the written consent of the COMPANY, other than pursuant to
Section 4(a)(ii) of this AGREEMENT, the EMPLOYEE shall not engage in the financial institutions business as a director, officer, employee or consultant for any business or enterprise which competes with the principal business of the COMPANY or the HOLDING COMPANY or any of their subsidiaries within Mahoning, Trumbull and Columbiana counties or any other geographic area in which the COMPANY or the HOLDING COMPANY is doing business for the unexpired TERM of this AGREEMENT. This provision shall not apply in the event of the termination of the employment of the EMPLOYEE by the EMPLOYER prior to the expiration of the TERM or the termination of the employment of the EMPLOYEE by the EMPLOYEE pursuant to
Section 4(a)(ii) of this AGREEMENT.

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5. SPECIAL REGULATORY EVENTS. Notwithstanding the provisions of Section 4 of this AGREEMENT, the obligations of the COMPANY to the EMPLOYEE shall be as follows in the event of the following circumstances:

                  (a) If the EMPLOYEE is suspended and/or temporarily prohibited from participating in the conduct of the COMPANY'S affairs by a notice served under section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (hereinafter referred to as the "FDIA"), the COMPANY'S obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the COMPANY shall pay the EMPLOYEE all or part of the compensation withheld while the obligations in this AGREEMENT were suspended and reinstate, in whole or in part, any of the obligations that were suspended;

                  (b) If the EMPLOYEE is removed and/or permanently prohibited from participating in the conduct of the COMPANY'S affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDIA, all obligations of the COMPANY under this AGREEMENT shall terminate as of the effective date of such order; provided, however, that vested rights of the EMPLOYEE shall not be affected by such termination;

                  (c) If the COMPANY is in default, as defined in section 3(x)(1) of the FDIA, all obligations under this AGREEMENT shall terminate as of the date of default; provided, however, that vested rights of the EMPLOYEE SHALL NOT BE AFFECTED;

                  (d) All obligations under this AGREEMENT shall be terminated, except to the extent of a determination that the continuation of this AGREEMENT is necessary for the continued operation of the COMPANY, (i) by the Director of the Office of Thrift Supervision (hereinafter referred to as the "OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the COMPANY under the authority continued in Section 13(c) of the FDIA or (ii) by the Director of the OTS, or his or her designee, at any time the Director of the OTS approves a supervisory merger to resolve problems related to the operation of the COMPANY or when the COMPANY is determined by Director of the OTS to be in an unsafe or unsound condition; provided, however that no vested rights of the EMPLOYEE shall not be affected by any such termination; and

                  (e) The provisions of this Section 5 are governed by the requirements of 12 C.F.R. Section 563.39 (b) and in the event that any statements in this Section 5 are inconsistent with 12 C.F.R. Section 563.39(b), the provisions of 12 C.F.R. Section 563.39(b) shall be controlling.

6. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this AGREEMENT shall preclude the COMPANY or the HOLDING COMPANY from consolidating with, merging into, or transferring all, or substantially all, of their assets to another corporation that assumes all their obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "COMPANY" as used herein, shall

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mean such other corporation or entity, and this AGREEMENT shall continue in full force and effect.

7. CONFIDENTIAL INFORMATION. The EMPLOYEE acknowledges that during his employment he will learn and have access to confidential information regarding the COMPANY and its customers and businesses. The EMPLOYEE agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any confidential information, unless or until the COMPANY consents to such disclosure or use of such information is otherwise legally in the public domain. The EMPLOYEE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the COMPANY, its subsidiaries, or affiliates, or any of the businesses operated by them, and the EMPLOYEE confirms that such information constitutes the exclusive property of the COMPANY. The EMPLOYEE shall not otherwise knowingly act or conduct himself to the material detriment of the COMPANY, its subsidiaries, or affiliates or in a manner which is inimical or contrary to the interests of the COMPANY.

8. NON-ASSIGNABILITY. Neither this AGREEMENT nor any right or interest hereunder shall be assignable by the EMPLOYEE, by the EMPLOYEE, his beneficiaries or legal representatives without the COMPANY'S prior written consent; provided, however, that nothing in this Section 8 shall preclude the EMPLOYEE from designating, a beneficiary to receive any benefits payable hereunder upon his death or the executors, administrators or legal representatives of the EMPLOYEE or his estate from assigning any rights hereunder to the person or persons entitled thereto.

9. NO ATTACHMENT Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

10. BINDING AGREEMENT. This AGREEMENT shall be binding upon, and inure to the benefit of, the EMPLOYEE and the COMPANY and their respective permitted successors and assigns.

11. AMENDMENT OF AGREEMENT. This AGREEMENT may not be modified or amended, except by an instrument in writing signed by the parties hereto.

12. WAIVER. No term or condition of this AGREEMENT shall deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

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13. SEVERABILITY. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this AGREEMENT is held invalid or cannot be enforced, then any prior AGREEMENT between the COMPANY (or any predecessor thereof) and the EMPLOYEE shall be deemed reinstated to the full extent permitted by law, as this AGREEMENT had not been executed.

14. HEADINGS. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

15. GOVERNING LAW. This AGREEMENT has been executed and delivered in the State of Ohio and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal law is governing.

16. EFFECT OF PRIOR AGREEMENTS. This AGREEMENT contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the COMPANY or any predecessor of the COMPANY and the EMPLOYEE.

17. The attached addendum #1 shall be incorporated into this agreement.

18. NOTICES. Any notice or other communication required or permitted pursuant to this AGREEMENT shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

         If to the COMPANY:

                  The Home Savings and Loan Company
                  Of Youngstown, Ohio
                  275 Federal Plaza West
                  Post Office Box 1111
                  Youngstown, Ohio 44501-1111

         If to the EMPLOYEE:

                  David G. Lodge
                  9560 Windy Lakes Circle
                  Bainbridge, Ohio 44023

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         IN WITNESS WHEREOF, the COMPANY has caused this AGREEMENT to be executed by its duly authorized officer, and the EMPLOYEE has signed this AGREEMENT, each as of the day and year first above written.


Attest:                                       THE HOME SAVINGS AND LOAN
                                              COMPANY OF YOUNGSTOWN, OHIO

/s/Pam Kloss                                  By:/s/Douglas M. McKay
   ----------------------------                 -------------------------------
                                              Douglas M. McKay
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors


Attest:


/S/Pam Kloss                                  /S/David G. Lodge
   ----------------------------                  -------------------------------
                                               David G. Lodge



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